EXHIBIT 10.1


                                    AGREEMENT

This Termination, Release and Consulting Agreement (hereinafter referred to as the "Termination Agreement", "the Release" or the "Consulting Agreement"), dated June 20, 2006 (the "Effective Date") is between Wizkids, Inc. ("Wizkids"), The Topps Company, Inc. ("Topps") (Wizkids and Topps collectively referred to as the "Company"), and Jordan Weisman ("Executive");

WHEREAS the parties wish to terminate that Employment Agreement between the parties dated July 9, 2003, and subsequently amended on August 1, 2003 and October 1, 2003 (the "Employment Agreement");

WHEREAS, Executive has been employed by the Wizkids and the Company and the Executive desire to provide for an orderly termination of the employment relationship, effective June 20, 2006, and to settle fully and finally any and all differences between them and any and all claims and causes of action of any kind whatsoever which Executive has or may have against the Company or which Company has or may have against the Executive;

WHEREAS, Executive acknowledges that Executive has made use of, acquired or added to confidential information of a special and unique nature and value relating to such matters as, without limitation, the Company's processes, formulas, programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, budgets, projections, customer and supplier lists, information, products or materials of the Company, trade secrets, systems, procedures, manuals, technical information, data, reports, lists and records as well as the nature and type of other services or methods used by the Company (all such information hereinafter collectively referred to as the "Confidential Information"); and

WHEREAS, the parties wish to reach a new consulting arrangement;

NOW THEREFORE, for full consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. As of the Effective Date, all terms of the Employment Agreement shall be terminated by mutual agreement of the parties, except as provided for herein.

2. As of the Effective Date, Company shall cause all funds currently held in the secured escrow pursuant to Paragraph 6(g) of the Employment Agreement to be released to Executive.

3. Other than any amounts accrued but unpaid hereunder in respect of Salary or unreimbursed expenses as of the Effective Date, no party owes any further payments to the other under the Employment Agreement, either as salary, bonus or severance to be paid by Wizkids, liquidated damages to be paid by Executive, or otherwise.

4. From the Effective Date until the fourth anniversary thereafter (the "Consulting Term"), Executive shall continue to develop, in good faith, collectible games that have material physical components, non-electronic board games, non-electronic role playing games (such as games like Dungeon and Dragons) and the potential electronic translation of all such games (all games referenced above hereinafter referred to as "Gaming Concepts"). Topps, either itself or through its subsidiary, Wizkids, shall have the right of first refusal during the Consulting Term to develop, market and/or sell the Gaming Concepts pursuant to an exclusive license agreement negotiated  by the  parties  in good  faith,  provided  that  it is  herein predetermined that in such license agreement the royalty shall be five percent (5%) of net sales, except that if the Gaming Concept is used in connection with a third party license, the royalty rate shall be three percent (3%) of net sales. Executive agrees to promptly present all Gaming Concepts, as defined above, in writing to a representative of Topps or Wizkids (such representative to be designated by Topps in its sole discretion). Company, through its designated representative, shall have ninety (90) days from the receipt of such Gaming Concept to inform Executive whether Company wishes to exercise its right of first refusal. In the event the representative elects to exercise the right of first refusal, Company shall, within ten (10) business days, pay Executive a non-refundable advance of ten thousand dollars ($10,000) to be credited against subsequently royalties from the applicable Gaming Concept and the parties shall promptly negotiate a long form license agreement with standard and customary industry terms and conditions supplementing the predetermined terms set forth herein. Ownership of the Gaming Concept shall revert to Executive if Company has not publicly announced the product line employing the Gaming Concept within twelve months of exercising its right of first refusal, provided that if Company and Executive have executed a long form license agreement within the twelve months following the exercise of the right of first refusal, Company shall be given an additional three
     (3) months to publicly  announce the Gaming Concept (for a total of fifteen
     (15) months from the date of the exercise of the right of first refusal before ownership rights revert to Executive).

     By way of clarification, games that have de minimis electronic components shall be considered "non-electronic" as that term is used to describe "board games" and "role playing games" above. Company shall therefore have a right of first refusal on such games. Further, Company's right of first refusal shall extend to all "electronic" or "non-electronic" collectible games provided such games contain a material physical component.

5. If Topps or Wizkids elects to launch the Star Wars constructible collectible game already developed by Executive and pitched by Wizkids to various customers, it shall pay Executive a two percent (2%) royalty of net sales, providing that the total royalties Topps shall owe to Executive shall be capped at three hundred thousand dollars ($300,000).

6. The Executive acknowledges that the agreements and covenants contained in this Section 6 are essential to protect the value of the Company's business and assets and, by his ownership interest in and past employment with the Company and its predecessors, the Executive has obtained and will obtain knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. For the period ending one year after the Consulting Term, Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, directly or indirectly solicit, endeavor to entice away from Company or its subsidiaries, or otherwise directly interfere with the relationship of Company or its subsidiaries with any person who, to his knowledge, is employed by Company. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 6 unless Executive's name is contained in such advertisements or solicitations.

7. During the Consulting Term, Executive's status in all matters pursuant to this Agreement shall be that of an independent contractor. For purposes of this Agreement, the term "Independent Contractor" shall include all of IC's employees, agents, representatives, and subcontractors. Executive may not directly or indirectly represent or imply in any way that he is an employee of Company. Executive is not eligible for Company employee benefits or any other considerations of Company employment, nor is Executive allowed to use Company letterhead, business cards, trademarks, or other forms of Company identification.

8.   Release and Waiver of Claims by Executive

     Except as provided in the last paragraph of this Section 8, the Executive, on behalf of himself/herself, and his/her family, heirs, executors, administrators, legal representatives and assigns (collectively referred to in this Release as the "Executive"), hereby unconditionally and forever releases, discharges and waives any and all claims of any nature whatsoever, whether legal, equitable or otherwise which the Executive may have against the Company, its Executives, officers, directors, predecessors, subsidiaries, shareholders, representatives and agents, and any person or entity which may succeed to the rights and liabilities of any such entities or persons by assignment or otherwise (collectively referred to in this Release as the "Company"), arising at any time on or before the Effective Date, in each case relating to or in connection with the Executive's employment by, or termination of employment with, the Company, other than with respect to the obligations of the Company to the Executive under this Release. This Release is a release of all claims of any nature whatsoever by the Executive against the Company, other than with respect to the obligations of the Company to the Executive under this Release, and includes, other than as herein provided, any and all claims, demands, causes of action, liabilities whether known or unknown including those caused by, arising from or related to the Executive's employment relationship with the Company including, but without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Effective Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended (as further described in Section 2 below); the Americans with Disabilities Act; claims under the Executive Retirement Income Security Act of 1974, as amended; or any other federal, state or local laws or regulations regarding employment discrimination or termination of employment. This Release also includes claims for wrongful discharge, fraud, or misrepresentation under any statute, rule, regulation or under the common law.

     The Executive understands and knowingly agrees to this Release because it is his/her intent in executing this Release to forever discharge the Company from any and all causes of action, foreseen or unforeseen, that may have existed on or prior to the Effective Date, except for the obligations of the Company set forth in this Release.

     Notwithstanding the foregoing, the Executive does not release, discharge or waive: (i) any rights to receive any benefits provided under the provisions of any Company-maintained qualified retirement plan in which the Executive participates, (ii) any rights to reimbursement for Company-related business expenses incurred by the Executive on or prior to the Effective Date, (iii) any conversion rights under a Company-sponsored group term life insurance plan in which the Executive participates, (iv) any rights to indemnification from the Company to the fullest extent permitted under relevant corporate law, or (v) any right to enforce the terms of this Release.

9.   Release and Waiver of Claims by Company

     Except as provided in the last paragraph of this Section 9, the Company, on behalf of its Executives, officers, directors, predecessors, subsidiaries, shareholders, representatives and agents, and any person or entity which may succeed to the rights and liabilities of any such entities or persons by assignment or otherwise (collectively referred to in this Release as the "Company") hereby unconditionally and forever releases, discharges and waives any and all claims of any nature whatsoever, whether legal, equitable or otherwise which the Company may have against the Executive, on behalf of himself, and his family, heirs, executors, administrators, legal representatives and assigns (collectively referred to in this Release as the "Executive"), arising at any time on or before the Effective Date, in each case relating to or in connection with the Company's employment of, or termination of employment with, the Executive, other than with respect to the obligations of the Executive to the Company under this Release. This Release is a release of all claims of any nature whatsoever by the Company against the Executive, other than with respect to the obligations of the Executive to the Company under this Release, and includes, other than as herein provided, any and all claims, demands, causes of action, liabilities whether known or unknown including those caused by, arising from or related to the Executive's employment relationship with the Company including, but without limitation, any and all alleged discrimination or acts of discrimination  which  occurred  or may  have  occurred  on or  before  the

     Effective Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended (as further described in Section 2 below); the Americans with Disabilities Act; claims under the Executive Retirement Income Security Act of 1974, as amended; or any other federal, state or local laws or regulations regarding employment discrimination or termination of employment. This Release also includes claims for fraud, or misrepresentation under any statute, rule, regulation or under the common law.

     The Company understands and knowingly agrees to this Release because it is the Company's intent in executing this Release to forever discharge the Executive from any and all causes of action, foreseen or unforeseen, that may have existed on or prior to the Effective Date, except for the obligations of the Executive set forth in this Release.

10.  Release and Waiver of Claims Under the Age Discrimination in Employment Act

     The Executive acknowledges that the Company encouraged him/her to consult with an attorney of his/her choosing, and through this Release encourages him/her to consult with his/her attorney with respect to possible claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), as well as under all other federal, state and local laws within the scope of Section 8, above, and that the Executive acknowledges that he/she understands that ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. The Executive wishes to waive any and all claims under ADEA, as well as under all other federal, state and local laws within the scope of
     Section 8, above, that he/she may have, as of the Effective Date, against the Company, and hereby waives such claims. The Executive further understands that by signing this Release he/she is in fact waiving, releasing and forever giving up any claim under ADEA, as well as all other federal, state and local laws within the scope of Section 8, above, that may have existed on or prior to the Effective Date. Without detracting in any respect from any other provision of this Release:


          a. The Executive agrees and acknowledges that this Release constitutes a knowing and voluntary waiver of all rights or claims he/she has or may have against the Company, including but not limited to, all rights or claims arising under ADEA; and that he/she has no physical or mental impairment of any kind that has interfered with his/her ability to read and understand the meaning of this Release or its terms, and that he/she is not acting under the influence of any medication, drug or chemical of any type in entering into this Release.

          b. The Executive understands that, by entering into this Release, he/she does not waive rights or claims under ADEA that may arise after the date of the execution of this Release.

          c. The Executive agrees and acknowledges that the consideration provided to him/her under this Release is in addition to anything of value to which he/she is already entitled.

          d. The Executive acknowledges that he/she was informed that he/she had at least 45 calendar days in which to review and consider this Release, and in which to consult with his/her attorney regarding the terms and effect of this Release.

          e. Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable for a period of seven (7) calendar days following its execution by the Executive (the "Effective Date"), during which time the Executive may revoke his/her acceptance of this Release by notifying Bill O'Connor at the Company, fax number:
     212-376-0627 in writing. To be effective, such revocation must be received by the Company no later than 5:00 p.m. on the seventh calendar day following its execution.

          f. In the event of revocation of this Release by the Executive pursuant to subparagraph (e) above, this Release will be null and void and of no effect, and the Company will have no obligations hereunder.

Attached hereto is a schedule setting forth certain information required under 29 C.F.R. ss. 1625.22.

11.  Proceedings

     The Executive represents that he/she has not filed, and agrees not to initiate or cause to be initiated on his/her behalf, any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to his/her employment or the termination of his/her employment, other than with respect to the obligations of the Company to the Executive under this Release (each individually, a "Proceeding"), and agrees not to voluntarily participate in any Proceeding. The Executive waives any right he/she may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

12.  Remedies

     In the event the Executive initiates or voluntarily participates in any Proceeding, or if he/she fails to abide by any of the terms of this Release, or if he/she revokes this Release within the seven-day period provided under Section 9(e) above, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him/her under this Release, or terminate any payments that are subsequently due under this Release, without waiving the Release granted herein. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of his/her obligations under Sections 8, 9, 10 and 13 of this Release would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Release, upon adequate proof of his/her violation of any such provision of this Release, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage. The Executive understands that by entering into this Release he/she will be limiting the availability of certain remedies that he/she may have against the Company and limiting also his/her ability to pursue certain claims against the Company.

13.  Return of Property

          All Company files, documents, Work Product (as defined in the Employment Agreement), software, access keys, desk keys, ID badges and credit cards, and such other property of the Company, as the Company may reasonably request, in the Executive's possession must be returned as soon as practicable, but in no event later than the date this Release is duly executed and returned to the Company.

14.  Confidentiality

     Executive shall not directly or indirectly disclose or use at any time the Confidential Information, except with the Company's prior written consent, whether or not such Confidential Information was obtained, acquired or developed by Executive while rendering services for the Company. Executive shall not provide or otherwise make available, directly or indirectly, any part of the Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the Company's prior express written consent, it being expressly understood and agreed that all of the Confidential Information is and shall be the sole property of the Company, and that Executive shall assign to the Company, upon request, any and all rights to the Confidential Information.

     Executive will not, without the Company's prior written consent, disclose to any person, firm or corporation any information concerning the business, methods or affairs of the Company which Executive may have acquired in the course of or as an incident to Executive rendering services for the Company, nor will Executive utilize, communicate or divulge to, or use, directly or indirectly, for the benefit of himself/herself, or any other person, partnership, association or corporation, any information or knowledge concerning the methods of development, promotion, sale, purchase or distribution used or employed by the Company or its subsidiaries in or about its business. In addition to the items described in Section 12 above, Executive shall turn over to the Company all of the Confidential Information and all notes, memoranda, notebooks or other documents made by, compiled by or delivered to Executive and relating to all Confidential Information, it being understood and agreed that the same and all information referred to herein is and was at all times the property of the Company.

15.  Severability Clause

     In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.

16.  Non-Admission

     Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or the Executive.

17.  Entire Agreement

     This Release constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto, including, but not limited to, the Company's severance policy.

18.  Governing Law/Notice

     This Release shall be governed by and construed in accordance with Federal law and the laws of the State of New York, applicable to releases made and to be performed in that State; and the parties agree to the sole and exclusive jurisdiction of the federal and state courts of New York, New York, and agree to appear in any action in such courts by service of process by certified mail, return receipt requested, at the following addresses:

                To Company:             The Topps Company, Inc.
                                        One Whitehall Street
                                        New York, NY 10004-2109
                                        Attn: General Counsel

                To the Executive:       Jordan Weisman
                                        P. O. Box 6519
                                        Bellevue, WA  98008

EXECUTIVE ACKNOWLEDGES THAT HE/SHE HAS READ THIS RELEASE AND THAT HE/SHE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT HE/SHE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASES PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS/HER OWN FREE WILL.


     IN WITNESS WHEREOF, the parties have executed this Release as of the first date set forth above.

s/ Jordan Weisman
---------------------
   JORDAN WEISMAN


WIZKIDS, INC.


By:   s/   Warren Friss
      -------------------
Name:      WARREN FRISS
Title:    Vice-President



THE TOPPS COMPANY, INC.

By:   s/   Warren Friss
      --------------------
Name:      WARREN FRISS
Title:    Vice-President

     I, Jordan Weisman, understand that I am entitled to take 45 days to review and consider the Agreement and Release of All Claims (the "Release"), which the Company has presented to me. I have reviewed the Release, and I am now making a knowing and voluntary decision to accept the terms and conditions outlined in the Release as of today. In other words, I am waiving the 45-day review period.

     I also understand that I have 7 days from today to revoke the Release in accordance with Section 9(e) of the Release if I change my mind.



s/  Jordan Weisman
--------------------
    JORDAN WEISMAN


Dated: June 20, 2006